PRESS RELEASE                                 SOURCE:  First Trust Advisors L.P.


FIRST TRUST ADVISORS L.P. ANNOUNCES PORTFOLIO MANAGER CONFERENCE CALL FOR FIRST TRUST STRATEGIC HIGH INCOME FUND II

WHEATON, IL -- (BUSINESS WIRE) -- February 2, 2016 -- First Trust Advisors L.P. ("FTA") announced today that First Trust Strategic High Income Fund II (NYSE:
FHY) intends to host a conference call with Brookfield Investment Management, Inc. ("Brookfield"), the Fund's investment sub-advisor, on TUESDAY, FEBRUARY 16, 2016, AT 4:15 P.M. EASTERN TIME. The purpose of the call is to hear Brookfield's portfolio management team provide updates for the Fund and the Market.

-- Dial-in Number: (866) 323-9095; International (416) 849-3996; and Passcode # 906624. Please call 10 to 15 minutes before the scheduled start of the teleconference.

-- Telephone Replay: (888) 203-1112; International (719) 457-0820; and Passcode # 9344531. The replay will be available after the call until 11:59 P.M. Eastern Time on Wednesday, March 16, 2016.

First Trust Advisors L.P., the Fund's investment advisor, along with its affiliate, First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management and financial advisory services, with collective assets under management or supervision of approximately $104 billion as of December 31, 2015 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts.

Brookfield is an indirect wholly-owned subsidiary of Brookfield Asset Management, a global alternative asset manager with over $200 billion in assets under management as of September 30, 2015. Brookfield Asset Management has over a 100-year history of owning and operating assets with a focus on property, renewable power, infrastructure and private equity. Brookfield Asset Management's public market activities are conducted by Brookfield, a registered investment advisor, with over $17 billion of assets under management as of September 30, 2015.

If you have questions about the Fund that you would like answered on the call, please email your questions to cefquestions@ftadvisors.com in advance of the call and refer to FHY, by Thursday, February 11, 2016, 4:15 P.M. Eastern Time.

Past performance is no assurance of future results. Investment return and market value of an investment in the Fund will fluctuate. Shares, when sold, may be worth more or less than their original cost.

Principal Risk Factors: Investment in this Fund involves investment and market risk, management risk, value investing risk, below-investment grade securities risk, fixed-income securities risk, mortgage-backed securities risk, asset-backed securities risk, convertible securities risk, non-U.S. securities risk, currency risk, distressed securities risk, inflation/deflation risk, interest rate risk, market discount risk, leverage risk, derivatives risk, market disruption risk, portfolio turnover risk, and illiquid/restricted securities risk.

Below-investment grade securities are commonly referred to as "high-yield" or "junk" bonds and are considered speculative with respect to the issuer's capacity to pay interest and repay principal. These securities are susceptible to default or decline in market value due to adverse economic and business developments. The market values for high-yield securities tend to be very volatile, and these securities are less liquid than investment grade debt securities. For these reasons, your investment in the Fund is subject to the following specific risks: (a) increased price sensitivity to changing interest rates and to a deteriorating economic environment; (b) greater risk of loss due to default or declining credit quality; (c) adverse company specific events are more likely to render the issuer unable to make interest and/or principal payments; and (d) a negative perception of the high-yield market may depress the price and liquidity of high-yield securities.

The risks of investing in the Fund are spelled out in the prospectus, shareholder reports, and other regulatory filings.

The Fund's daily closing New York Stock Exchange price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling 1-800-988-5891.


CONTACT: JEFF MARGOLIN -- (630) 915-6784


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Source:  First Trust Advisors L.P.